Exhibit 99.1

Entera Bio Appoints Former Pfizer Executive Geno J. Germano as Chairman of the Board Ahead of Key Milestones

New Chairman Joins Entera’s Board with Senior Global Leadership Experience from Pfizer, Wyeth and Other Leading Biopharma Companies as Entera Advances Multiple Oral Peptide Programs Toward Significant Milestones in 2026

TEL AVIV, February 9, 2026 -- Entera Bio Ltd. (NASDAQ: ENTX) ("Entera" or the "Company"), a leader in the development of oral peptide and protein replacement therapies, today announced that its Board of Directors has appointed Geno J. Germano as Chairman of the Board, effective February 4, 2026. Mr. Germano succeeds Gerald Lieberman, who is stepping down as Chairman.

The appointment follows a period of accelerating progress across Entera’s pipeline as the Company plans to advance two oral PTH peptide programs into clinical testing within 2026, a Phase 3 registrational study for EB613 in osteoporosis and a first-in-human study for Long-Acting Oral PTH in hypoparathyroidism.

“Entera’s lead clinical asset, EB613, has the potential to fundamentally change how osteoporosis is treated,” said Mr. Germano. “While anabolic therapies are well established as highly effective, their use has largely been limited by the burden of injections. An oral anabolic therapy could move bone-building treatment earlier in the treatment paradigm and into frontline use for a much broader patient population. Combined with Entera’s plans for hypoparathyroidism and metabolic diseases, I look forward to working with the team as the Company enters this pivotal phase of development and execution.”

“I would like to thank Jerry immensely for his contributions during his tenure on the board,” said Miranda Toledano, Chief Executive Officer of Entera. “We are truly honored to welcome Geno as Chairman. The last three years have set the foundation for Entera’s highly differentiated oral peptide pipeline, N-Tab® platform, regulatory alignment and transition to late-stage clinical testing. Geno’s decades of global biopharmaceutical leadership experience and proven ability to scale highly differentiated therapeutic platforms through late-stage development and toward commercialization will be a critical asset to Entera. We are looking forward to working together with Geno’s as we advance Entera to its next phase,” said Toledano.

Mr. Germano is a pharmaceutical and life sciences executive with more than three decades of leadership experience spanning development, commercialization, and global operations. He held senior leadership roles at Pfizer, including as Group President of Pfizer’s Global Innovative Pharmaceutical Business, where he led the company’s approximately $14 billion innovative medicines portfolio with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer from 2013 to February 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets. Additionally, Mr. Germano has served on the board of directors of Precision Biosciences, Inc., a clinical stage biotechnology company, since March 2020. In the past five years, Mr. Germano served on the boards of directors of Sage Therapeutics (from 2016 until the company was acquired in 2025), Orbital Therapeutics, a private pre-clinical stage biotechnology company (from March 2025 until the company was acquired in December 2025), Bioverativ Inc. (acquired by Sanofi S.A. in March 2018) and The Medicines Company (acquired by Novartis AG in January 2020). Mr. Germano received his B.S. in Pharmacy from Albany College of Pharmacy.

About Entera Bio

Entera is a clinical stage company focused on developing oral peptide and protein replacement therapies for significant unmet medical needs where an oral tablet form holds the potential to transform the standard of care. The Company leverages on a disruptive and proprietary technology platform (N-Tab®) and its pipeline of first-in-class oral peptide programs targeting PTH(1-34), GLP-1 and GLP-2. The Company’s most advanced product candidate, EB613 (oral PTH(1-34)), is being developed as the first oral, osteoanabolic (bone building) once-daily tablet treatment for post-menopausal women with low BMD and high-risk osteoporosis. A placebo-controlled, dose-ranging Phase 2 study of EB613 tablets (n= 161) met primary (PD/bone turnover biomarker) and secondary endpoints (BMD). The EB612 program is being developed as the first oral PTH(1-34) tablet peptide replacement therapy for hypoparathyroidism. Entera is also developing the first oral oxyntomodulin, a dual targeted GLP1/glucagon peptide, in tablet form for the treatment of obesity and metabolic syndromes; and first oral GLP-2 peptide as an injection-free alternative for patients suffering from rare malabsorption conditions such as short bowel syndrome in collaboration with OPKO Health. For more information on Entera Bio, visit www.enterabio.com or follow us on LinkedIn, Twitter, and Facebook.

Cautionary Statement Regarding Forward Looking Statements

Various statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Words such as, but not limited to, "anticipate," "believe," "can," "could," "expect," "estimate," "design," "goal," "intend," "may," "might," "objective," "plan," "predict," "project," "target," "likely," "should," "will," and "would," or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Important factors that could cause actual results to differ materially from those reflected in Entera's forward-looking statements include, among others: changes in the interpretation of clinical data; results of our clinical trials; the FDA's interpretation and review of our results from and analysis of our clinical trials; unexpected changes in our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates; the potential disruption and delay of manufacturing supply chains; loss of available workforce resources, either by Entera or its collaboration and laboratory partners; impacts to research and development or clinical activities that Entera may be contractually obligated to provide; overall regulatory timelines; the size and growth of the potential markets for our product candidates; the scope, progress and costs of developing Entera's product candidates; Entera's reliance on third parties to conduct its clinical trials; Entera's ability to establish and maintain development and commercialization collaborations; Entera's operation as a development stage company with limited operating history; Entera's competitive position with respect to other products on the market or in development for the treatment of osteoporosis, hypoparathyroidism, short bowel syndrome, obesity, metabolic conditions and other disease categories it pursues; Entera's ability to continue as a going concern absent access to sources of liquidity; Entera's ability to obtain and maintain regulatory approval for any of its product candidates; Entera's ability to comply with Nasdaq's minimum listing standards and other matters related to compliance with the requirements of being a public company in the United States; Entera's intellectual property position and its ability to protect its intellectual property; and other factors that are described in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Entera's most recent Annual Report on Form 10-K filed with the SEC, as well as Entera's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There can be no assurance that the actual results or developments anticipated by Entera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Entera. Therefore, no assurance can be given that the outcomes stated or implied in such forward-looking statements and estimates will be achieved. Entera cautions investors not to rely on the forward-looking statements Entera makes in this press release. The information in this press release is provided only as of the date of this press release, and Entera undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Company Contact:

Entera Bio:
Ms. Miranda Toledano
Chief Executive Officer, Entera Bio
Email: miranda@enterabio.com